UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 28, 2016 (Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA		99201
(Address of principal executive offices)		(Zip Code)

509-835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

In conjunction with the full conditional redemption of the Nez Perce County, Idaho Pollution Control Revenue Refunding Bonds (Potlatch Corporation Project) Series 1996 at an interest rate of 6.00%, and maturing on October 1, 2024, Potlatch Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) and Nez Perce County, Idaho (the “Issuer”) on July 28, 2016 to issue $65,735,000 principal amount of the Nez Perce County, Idaho Pollution Control Refunding Revenue Bonds (Potlatch Corporation Project), Series 2016 (the “Bonds”). The Bonds will be issued on August 17, 2016 pursuant to an Indenture of Trust dated August 1, 2016 between the Issuer and U.S. Bank National Association, as trustee and a Loan Agreement dated August 1, 2016 among the Issuer, the Company and the Guarantors named there in. The Bonds mature on October 1, 2024 at an interest rate of 2.75%.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated in this Item 1.01 by reference.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits.

1.1	Underwriting Agreement, dated July 28, 2016 by and among Potlatch Corporation, Merrill Lynch, Pierce, Fenner &
Smith Incorporated and Nez Perce County, Idaho.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2016

POTLATCH CORPORATION

By:	/s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated July 28, 2016 by and among Potlatch Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nez Perce County, Idaho.

4